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                                                                   EXHIBIT 23.1




We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-42385, Form S-8 No. 333-44764, Form S-8 No. 333-62030, Form
S-3 No. 333-49301 and Form S-3 No. 333-58038) of Affiliated Computer Services, Inc. and in the related prospectuses and prospectus supplements of our report dated January 27, 2001 (except Note 11, as which the date is March 12, 2001), with respect to the consolidated financial statements Lockheed Martin IMS Corporation (A subsidiary of Lockheed Martin Corporation) included in this Current Report on Form 8-K.

                                                               Ernst & Young LLP


Philadelphia, Pennsylvania
August 29, 2001